UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2005

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 22, 2005, the Board of Directors of Concur Technologies, Inc. (“Concur”) approved an amendment to its 1998 Employee Stock Purchase Plan (“Plan”), effective as of May 1, 2005.

The Plan, which is designed to enable eligible employees to purchase shares of our common stock at a discount on a periodic basis, was originally adopted by the Board and approved by shareholders in 1998. We originally reserved 320,000 shares for issuance under the Plan. On each January 1, the aggregate number of shares reserved for issuance under the Plan increases automatically by a number of shares equal to 1% of our total outstanding shares as of the immediately preceding December 31 (to a maximum of 320,000 shares per year). The Plan is administered by the Compensation Committee, which has the authority to construe and interpret the Plan.

Our employees are eligible to participate in the Plan if they are customarily employed by us for more than 20 hours per week and more than five months in a calendar year. Our employees are not eligible to participate in the Plan if they are 5% stockholders or would become 5% stockholders as a result of their participation in the Plan. Under the Plan, eligible employees acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 15% of their cash compensation, subject to purchase limitations described in the Plan.

The Plan, as amended, provides for offering and purchase periods of three months duration, commencing February 1, May 1, August 1 and November 1 of each year. During each three-month offering and purchase period payroll deductions of participants are accumulated and on the last business day of the purchase period the shares are purchased on behalf of the participants. Under the Plan as amended, the purchase price for shares of our common stock is 95% of the fair market value on the purchase date.

An employee’s participation in this plan ends automatically upon termination of employment for any reason. In the event of a “change in control” transaction, the Plan will continue for the duration of each offering period that commenced prior to the closing of such proposed transaction and stock will be purchased on the purchase dates based on the fair market value of the surviving corporation’s stock, unless otherwise provided by Concur’s Compensation Committee.

The Plan will terminate in August 2008 unless earlier terminated pursuant to its terms. The Board of Directors may amend, terminate or extend the term of the Plan, except that the Board may not adversely affect any rights previously granted under the Plan. If the financial accounting treatment for the Plan changes in any way, the Board may make any amendments to the Plan that it determines to be necessary or advisable, even if the amendments affect rights which were previously granted. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.01	1998 Employee Stock Purchase Plan, as amended April 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date:	April 28, 2005	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.01	1998 Employee Stock Purchase Plan, as amended